EXHIBIT 10.3

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

POLYMER SOLUTIONS, INC.
(a Nevada Corporation)

SHARE PURCHASE WARRANT

WARRANT NO. WAM-12/98-001

To Purchase Common Stock of

Polymer Solutions, Inc., a Nevada Corporation
(the “Company”)

DATE OF INITIAL ISSUANCE: December 15, 1998

     THIS CERTIFIES THAT, for value received, WILLIAM ALBERT MALIGIE — (hereinafter called the “Holder”) of 1630 Greenhaven Lane, Chico, CA 95926 is entitled to purchase from the Company during the Term of this Warrant at the times provided for herein, the number of shares of Common Stock, par value $0.001 per share, of the Company (the “Common Stock”) as specified herein, at the Warrant Price, payable in the manner specified herein. The exercise of this Warrant shall be subject to the provisions, limitations and restrictions herein contained.

     SECTION 1. Definitions.

     For all purposes of this Warrant, the following terms shall have the meanings indicated and capitalized terms used herein but not defined shall have the meanings ascribed thereto in the Subscription and Investment Representation Agreement:

     Common Stock — shall mean and include the Company’s authorized Common Stock, par value $.001 per share, as constituted at the date hereof, and shall also include any capital stock of any class of the Company hereafter authorized which has the right to participate in the distribution of earnings and assets of the Company without limit to amount or percentage.

     Securities Act — the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     Term of the Warrant — shall mean the period beginning on the date of initial issuance hereof and ending on December 15, 2003 or 90 days after the warrant holders ceases to be employed by the Company, which ever is earlier.

     Warrant Price — is defined in Section 2.1.

     Warrant Rights — the rights of the Holder to purchase shares of Common Stock upon exercise of this Warrant, which rights shall not relate to shares of Common Stock already purchased pursuant to this Warrant.

     Warrant Shares — shares of Common Stock purchased or purchasable by the Holder of this Warrant upon the exercise hereof.

     SECTION 2. Exercise of Warrant.

2.1	Right to Exercise. At any time and from time to time on and after the date hereof, the Holder may exercise this Warrant, in whole or part(s) to purchase up to 100,000 shares of Common Stock subject to adjustment as provided in Section 5. The Warrant Price shall be US$0.65 per share subject to adjustment as provided in Section 5.

2.2.	Procedure for Exercise of Warrant. To exercise this Warrant the Holder shall deliver to the Company at its office referred to in Section 9 hereof at any time and from time to time during the Term of this Warrant a notice of exercise and the payment of the aggregate Warrant Price with respect to the Warrants exercised. In the event of any exercise of these rights represented by this Warrant, a certificate or certificates for the shares of Common Stock so purchased, registered in the name of the Holder or such other name or names as may be designated by the Holder, shall be delivered to the Holder hereof within a reasonable time, not exceeding fifteen (15) days, after the rights represented by this Warrant shall have been so exercised. The person in whose exercise of this Warrant shall for all purposes be deemed to have Notice of Exercise was delivered and payment of the Warrant Price delivery of such certificate, except that, if the date of such delivery and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

2.3.	Transfer Restriction Legend. Each certificate for Warrant Shares shall bear the following legend (and any additional legend required by (i) any applicable securities laws and (ii) any securities exchange upon which such Warrant Shares may, at the time of such exercise, be listed) on the face thereof unless at the time of exercise such Warrant Shares shall be registered under the Securities Act:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.”

Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a public distribution under a registration statement of the securities represented thereby) shall also bear such legend unless, in the opinion of counsel for the holder thereof (which counsel shall be reasonably satisfactory to counsel for the Company) the securities represented thereby are not, at such time, required by all applicable securities laws to bear such legends.

     SECTION 3. Covenants as to Common Stock.

     The Company covenants and agrees that all shares of Common Stock that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued, fully paid and non-assessable, and free from all taxes, liens and charges with respect to the issue thereof. The Company further covenants and agrees that it will pay when due and payable any and all federal and state taxes which may be payable in respect of the issue of the Warrant, or any Common Stock or certificates therefor issuable upon the exercise of the Warrant. The company further covenants and agrees that the Company will at all times have authorized and reserved, free from preemptive rights, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant. The Company further covenants and agrees that if any shares of capital stock to be reserved for the purpose of the issuance of shares upon the exercise of this Warrant requires registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued or delivered upon exercise, then the company will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be. If and so long as the Common Stock issuable upon the exercise of this Warrant is listed on any national securities exchange, the Company will, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all shares of such Common Stock issuable upon exercise of the Warrant.

     SECTION 4. Ownership.

4.1	Transfer of Warrants. This Warrant is not transferable except, in the case of an individual, by the laws of descent.

4.2	Ownership of this Warrant. The Company may deem and treat the person in whose name this Warrant is registered by the Warrant as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary.

4.3	Loss and Replacement. Upon receipt by the company of evidence reasonably satisfactory to it of the loss, theft or destruction, and, in such case, of indemnity or security reasonably satisfactory to it, and upon surrender of this Warrant if mutilated, the company will make and deliver a new Warrant of like tenor, in lieu of this Warrant; provided that if the Holder hereof is an instrumentality of a state or local government or an institutional holder or a nominee for such an instrumentality or institutional holder, an irrevocable agreement of indemnity by such Holder shall be sufficient for all purposes of this Section 4, and no evidence of loss or theft or destruction shall be necessary. This Warrant shall be promptly canceled by the Company upon the surrender hereof in connection with any transfer or replacement. Except as otherwise provided above, in the case of the loss, theft or destruction of a Warrant, the Company shall pay all expenses, taxes and other charges payable in connection with any transfer or replacement of this Warrant, other than stock transfer taxes (if any) payable in connection with a transfer of the Warrant, which shall be payable by the Holder.

     SECTION 5. Adjustment of Exercise Price and Number of Shares of Common Stock or Warrants.

(a)	Subject to the exceptions referred to in Section 5(g) below, in the event the company shall, at any time or from time to time after the date hereof, sell any shares of Common Stock for consideration per share less than the Market Price (as defined below) on the date of the sales, or issue any shares of Common Stock as a stock dividend to the holders of Common Stock, or subdivide or combine the outstanding shares of Common Stock into a greater or lesser number of shares (any such sales, issuance, subdivision or combination being herein called a “Change of Shares”), then, and thereafter upon each further Change of Shares, the Warrant Price in effect immediately prior to such Change of Shares shall be changed to a price (including any applicable fraction of a cent) determined by multiplying the Warrant Price in effect immediately prior thereto by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares and the number of shares of Common Stock which the aggregate consideration received (determined as provided in subsection 5(f) (F) below) for the issuance of such additional shares would purchase at the Market Price, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately after the issuance of such additional shares. Such adjustment shall be made successively whenever such an issuance is made.

Upon each adjustment of the Warrant Price pursuant to this Section 5, the total number of shares of Common Stock purchasable upon the exercise of each Warrant shall (subject to the provisions contained in Section 5(b) hereof) be such number of shares (calculated to the nearest tenth) purchasable at the Warrant Price in effect immediately prior to such adjustment multiplied by a fraction, the numerator of which shall be the Warrant Price in effect immediately prior to such adjustment and the denominator of which shall be the Warrant Price in effect immediately after such adjustment.

(b)	The Company may elect, upon any adjustment of the Warrant Price hereunder, to adjust the number of Warrants outstanding, in lieu of the adjustment in the number of shares of Common Stock purchasable upon the exercise of each Warrant as hereinabove provided, so that each Warrant outstanding after such adjustment shall represent the right to purchase one share of Common Stock. Each Warrant held of record prior to such adjustment of the number of Warrants shall become that number of Warrants (calculated to the nearest tenth) determined by multiplying the number one by a fraction, the numerator of which shall be the Warrant Price in effect immediately prior to such adjustment and the denominator of which shall be the Warrant Price in effect immediately after such adjustment.

(c)	In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock, or in case of any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock), or in case of any sale or conveyance to another corporation of the property of the Company as, or substantially as, an entirety (other than a sale/leaseback, mortgage or other financing transaction), the holder of a Warrant then outstanding shall have the right thereafter, by exercising such Warrant, to purchase the kind and number of shares of stock or other securities or property (including cash) receivable upon such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock that might have been purchased upon exercise of Warrant immediately prior to such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 5. The Company shall not effect any such consolidation, merger or sale unless prior to or simultaneously with the consummation thereof the successor (if other than the Company) resulting from such consolidation or merger or the corporation purchasing assets or other appropriate corporation or entity shall assume, by written instrument executed and delivered to the Company, the obligation to deliver to the holder of each Warrant such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holders may be entitled to purchase and the other obligations under this Warrant. The foregoing provisions shall similarly apply to successive reclassification, capital reorganizations and other changes of outstanding shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

(d)	(Reserved)

(e)	After each adjustment of the Warrant pursuant to this Section 5, the Company will promptly prepare a certificate signed by the President, and by the Treasurer or an Assistant Treasurer or the Secretary or any Assistant Secretary, of the Company setting forth: (i) the Warrant Price as so adjusted, (ii) the number of shares of Common Stock purchasable upon exercise of each Warrant after such adjustment, and, if the Company shall have elected to adjust the number of Warrants, the number of Warrants to which the registered holder of each Warrant shall then be entitled.

(f)	For purposes of Section 5(a) and 5(b) hereof, the following provisions (A) to (F) shall also be applicable:

	(A)	The number of shares of Common Stock outstanding at any given time shall include shares of Common Stock owned or held by or for the account of the Company and the sale or issuance of such treasury shares or the distribution of any such treasury shares shall not be considered a change for shares for purposes of said sections.

(B)	No adjustment of the Warrant Price shall be made unless such adjustment would require an increase or decrease of at least $.05 in such price; provided that any adjustments which by reason of this clause (B) are not required to be made at the time of and together with the next subsequent adjustment which, together with any adjustment(s) so carried forward, shall require an increase or decrease of at least $.05 in the Warrant Price then in effect hereunder.

(C)	Other than Warrants being issued contemporaneously herewith (collectively, a “Permissible Issuance”), in case of (1) the sale by the company for cash (or as a component of a unit being sold for cash) of any options for the purchase of, Common Stock or any securities convertible into or exchangeable for Common Stock without the payment of any further consideration other than cash, if any (such securities convertible, exercisable or exchangeable into Common Stock being herein called “Convertible Securities”), or (2) the issuance by the Company, without the receipt by the Company of any consideration therefor, of any rights or warrants to subscribe for or purchase, or any options for the purchase of, Common Stock or Convertible Securities, in each case, if (and only if) the consideration payable to the Company upon the exercise of such rights, warrants or options.

(D)	Except in the case of a Permissible Issuance, in case of the sale by the Company for cash of any Convertible Securities, whether or not the right of conversion or exchange thereunder is immediately exercisable, and the price per share for which Common Stock is issuable upon the conversion or exchange of such Convertible Securities (determined by dividing (x) the total amount of consideration received by the Company for the sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, other than such Convertible Securities, payable upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of such Convertible Securities (as of the date of the sale of such Convertible Securities) shall be deemed to be outstanding shares of Common Stock for purposes of Sections 5(a) and 5(b) hereof and shall be deemed to have been sold for cash in an amount equal to such price per share.

(E)	Except in the case of a Permissible Issuance, in case the Company shall modify the rights of conversion, exchange or exercise of any of the securities referred to in (c) above or any other securities of the Company convertible, exchangeable or exercisable for shares of Common Stock, for any reason other than an event that would require adjustment to prevent dilution, so that the consideration per share received by the Company after such modification is less than the Market Price of the Common Stock on the date prior to such modification, the Warrant Price to be in effect after such modification shall be determined by multiplying the Warrant Price in effect immediately prior to such event by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding multiplied by the Market Price of the Common Stock on the date prior to the modification plus the number of shares of Common Stock which the aggregate consideration receivable by the company for the securities affected by the modification would purchase at the Market Price of the Common Stock and of which the denominator shall be the number of shares of Common Stock outstanding on such date plus the number of shares of Common Stock to be issued upon conversion, exchange or exercise of the modified securities at the modified rate. Such adjustment shall become effective as of the date upon which such modification shall take effect. On the expiration of any such right, warrant or option or the termination of any such right to convert or exchange any such Convertible Securities referred to in subparagraph C or D above, the Warrant Price then in effect hereunder shall forthwith be readjusted to such Warrant Price as would have obtained (a) had the adjustments made upon the issuance or sale of such rights, warrants, options or Convertible Securities been made upon the basis of the issuance of only the number of shares of Common Stock heretofore actually delivered (and the total consideration received therefor) upon the exercise of such right, warrants or options or Convertible Securities and (b) had adjustments been made on the basis of the Warrant Price as adjusted under clause (a) for all transactions (which would have affected such adjusted Warrant Price) made after the issuance or sale of such rights, warrants, options or Convertible Securities.

(F)	In case of the sale for cash of any shares of Common Stock, any Convertible Securities, any rights or warrants to subscribe for or purchase, or any options for the consideration received by the Company therefor shall be deemed to be the gross sales price therefor without deducting therefrom any expense paid or incurred by the Company or any underwriting discounts or commissions or concessions paid or allowed by the Company in connection therewith.

(G)	No adjustment to the Warrant Price of the Warrants or to the number of shares of Common Stock purchasable upon the exercise of each Warrant will be made, however,

	(i)	upon the exercise of any of the options presently outstanding; or

	(ii)	upon the issuance or exercise of any other securities which may hereafter be granted or exercised under any employee stock options plan or under any other employee benefit plan of the Company; or

	(iii)	upon the sale of any shares of Common Stock or Convertible Securities in a firm commitment underwritten public offering, including, without limitation, shares sold upon the exercise or any over allotment option granted to the Underwriter in connection with such offering; or

	(iv)	upon the issuance or sale of Common Stock or Convertible Securities upon the exercise of any rights or warrants to subscribe for or purchase, or any options for the purchase of, Common Stock or Convertible Securities, whether or not such rights, warrants or options were outstanding on the date of the original sale of the Warrants or were thereafter issued or sold; or

	(v)	upon the issuance or sale of Common Stock upon conversion or exchange of any Convertible Securities, whether or not any adjustment in the Warrant Price was made or required to be made upon the issuance or sale of such Convertible Securities and whether or not such Convertible Securities were outstanding on the date of the original sale of the Warrants or were thereafter issued or sold.

(H)	Any determination as to whether an adjustment in the Warrant Price in effect hereunder is required pursuant to Section 5, or as to the amount of any such adjustment, if required, shall be binding upon the holders of the Warrants and the Company if made in good faith by the Board of Directors of the Company in the absence of manifest error.

(I)	If and whenever the Company shall grant to the holders of Common Stock, as such, rights or warrants to subscribe for or to purchase, or any options for the purchase of, Common Stock or securities convertible into or exchangeable for carrying a right, warrant or option to purchase Common Stock, the Company shall concurrently therewith grant to each Registered Holder as of the record date for such transaction of the Warrants then outstanding, the rights, warrants or options to which each Registered Holder would have been entitled if, on the record date used to determine the stockholders entitled to the rights, warrants or options being granted by the Company, the Registered Holder were the holder of record of the number or whole shares of Common Stock then issuable upon exercise (assuming, for purposes of this section 5 (I), that exercise of Warrants is permissible during periods prior to the Warrant Exercise Date) of his Warrants. Such grant by the Company to the holders of the Warrants shall be in lieu of any adjustment which otherwise might be called for pursuant to this Section 5.

(J)	The term Market Price shall mean when shares of Common Stock are publicly traded, the immediately preceding 30 day average of the bid and asked on any market that it is then currently trading; provided, however, if either the share of Common Stock are not publicly traded or the Company or the Holder of this Warrant objects to a price, the Market Price shall be determined by the company’s Board of Directors acting in good faith.

     SECTION 6. Notice of Extraordinary Dividends.

     If the Board of Directors of the Company shall declare any dividend or other distribution on its Common Stock except out of earned surplus or by way of a stock dividend payable in shares of its Common Stock except out of earned surplus or by way of a stock dividend payable in shares of its Common Stock, the Company shall mail notice thereof to the Holder hereof not less than fifteen (15) days prior to the record date fixed for determining shareholders entitled to participate in such dividend or other distribution, and the Holder hereof shall not participate in such dividend or other distribution unless this Warrant may be exercised, in whole or in part, pursuant to Section 2.1 of this Warrant, and is exercised prior to such record date. The provisions of the Section 6 shall not apply to distributions made in connection with transactions covered by Section 5.

     SECTION 7. (Intentionally Omitted.)

     SECTION 8. Registration Rights; Etc.

8.1	Certain Definitions. As used in this Section 8, the following terms shall have the following respective meanings:

“Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

     “Registerable Securities” shall mean the Warrant Shares less any Warrant Shares theretofore sold to the public or in a private placement.

     The terms “register”, “registered” and “registration” shall refer to a registration affected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the effectiveness of such registration statement.

     “Registration Expenses” shall mean all expenses incurred by the Company in compliance with section 8.2 hereof other than Selling Expenses, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the company, which shall be paid in any event by the Company).

     “Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale of Registerable Securities, all fees and disbursements of counsel for any Holder and any blue-sky fees and expenses excluded from the definition of “Registration Expenses”.

     “Holder” shall mean any holder of outstanding Warrant Shares or Registerable Securities which (except for purposes of determining “Holders” under Section 8.6 hereof) have not been sold to the public.

     “Other Shareholders” shall mean holders of securities of the Company who are entitled by contract with the Company to have securities included in a registration of the Company’s securities.

8.2	Company Registration.

(a)	Notice of Registration. If the company shall determine to register any of its securities either for its own account or the account of a security holder or holders exercising their respective demand registration rights, other than a registration relating solely to employee benefit plans or a registration relating solely to a Commission Rule 145 transaction, or a registration on any registration form which does not permit secondary sales, the Company will:

(i) promptly give to each Holder written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

(ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registerable Securities specified in a written request or requests, made by any Holder within fifteen (15) days after receipt of the written notice from the Company described in clause (I) above, except as set forth in Section 8.2(b) below.

(b)	Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as part of the written notice given pursuant to Section 8.2 (a)(i). In such event, the right of any Holder to registration pursuant to Section 8.2 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registerable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company, directors and officers and the Other Shareholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for underwriting by the Company.

Notwithstanding any other provision of the Section 8.2, if the underwriter determines that marketing factors require a limitation on the number of shares to be underwritten, the underwriter may (subject to the allocation priority set forth below) exclude from such registration and underwriting some or all of the registerable Securities which would otherwise be underwritten pursuant hereto. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated in the following manner. The number of shares that may be included in the registration and underwriting on behalf of such Holders, directors and officers and Other Shareholders shall be allocated among such Holders, directors and officers and other Shareholders in proportion, as nearly as practicable, to the respective amounts of Registerable Securities and other securities which they had requested to be included in such registration at the time of filing the registration statement.

If any Holder of Registerable Securities or any officer, director or Other Shareholder disapproves of the terms of any such underwriting, such person may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Registerable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

8.3	Expenses of Registration. The Company shall bear all Registration Expenses incurred in connection with any registration, qualification and compliance by the company pursuant to Section 8, the company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. The Company will, at its expense:

(a) keep such registration effective for a period of one hundred twenty (120) days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs;

	(b)	furnish such number of prospectuses and other documents incident thereto as a Holder from time to time may reasonably request; and

	(c)	laws or blue-sky laws of such jurisdictions as any Holder may request; provided, however, that the Company shall not be obligated to register or qualify such Registerable Securities in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in order to effect such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder.

8.5	Indemnification

	(a)	The Company, with respect to each registration, qualification and compliance effected pursuant to this Section 8, will indemnify and hold harmless each Holder, each of its officers, directors and partners, and each party controlling such Holder, and each underwriter, if any, and each party who controls any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the company of the Securities Act or any rule or regulation thereunder applicable to the company and relating to action or inaction required of the company in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers, directors and partners, and each party controlling such Holder, each such underwriter and each party who controls any such underwriter, for any legal and any other expenses incurred in connection with investigating or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based solely upon written information furnished to the Company by such Holder or underwriter, information furnished to the Company by such Holder or underwriter, as the case may be, and stated to be specifically for use therein.

	(b)	Each Holder and Other Shareholder will, if Registerable Securities held by such person are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors and officers and each underwriter, if any, of the Company’s securities covered by such a registration statement, each party who controls the Company or such underwriter, each other such Holder and Other Shareholder and each of their respective officers, directors and partners, and each party controlling such Holder or Other Shareholder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement ( or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders, Other Shareholders, directors, officers, partners, parties, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document solely in reliance upon and in conformity with written information furnished to the Company by such Holder or Other Shareholder and stated to be specifically for use therein;

provided, however, that the obligations of such Holders and other Shareholders hereunder shall be limited to an amount equal to the proceeds to each such Holder or Other Shareholder of securities sold as contemplated herein.

	(c)	Each party entitled to indemnification under this Section 8.5 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party’s expense (unless the Indemnified Party shall have been advised by counsel that actual or potential differing interests or defenses exist or may exist between the Indemnifying Party and the Indemnified Party, in which case such expense shall be paid by the Indemnifying Party), and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 8. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

8.6	Information by Holder. Each Holder of Registerable Securities, and each Other Shareholder holding securities included in any registration, shall furnish to the Company such information regarding such Holder or Other Shareholder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Section 8.

8.7	Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Registerable Securities to the public without registration, the Company agrees to:

	(a)	Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after ninety (90) days following the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

	(b)	Use its best efforts to file with the Commission in a timely manner all reports and other documents required of the company under the Securities Act and the Securities Exchange Act of 1934, as amended, at any time after it has become subject to such reporting requirements; and

	(c)	So long as the Holder owns any Registerable Securities, furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 4 (2) (at any time from and after ninety (90) days following the effective date of the first registration statement in connection with an offering of its Securities to the general public), and of the Securities Act and the Securities Exchange Act of 1934, as amended (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as the Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing the Holder to sell any such securities without registration.

     SECTION 9. Notices.

     Any notice or other document required or permitted to be given or delivered to the Holder shall be delivered at, or sent by certified or registered mail to, the Holder at such address as shall have been furnished to the Company in writing by the Holder. Any notice or other document required or permitted to be given or delivered to the company shall be delivered at, or sent by certified or registered mail to, the Company at 1569 Dempsey Road, North Vancouver, B.C. Canada V7K 1S8 or to such other address as shall have been furnished in writing to the Holder by the Company. Any notice so addressed and mailed by registered or certified mail shall be deemed to be given when so mailed. Any notice so addressed and otherwise delivered shall be deemed to be given when actually received by the addressee.

     SECTION 10. No Rights as Stockholder; Limitation of Liability. This Warrant shall not entitle the Holder to any of the rights of a shareholder of the Company. No provision hereof, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the Warrant Price hereunder or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

     SECTION 11. Law Governing. This Warrant shall be governed by, and construed and enforced in accordance with, the laws of the State of Nevada.

     SECTION 12. Miscellaneous. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party (or any predecessor in interest thereof) against which enforcement of the same is sought. The headings in the Warrant are for purposes of reference only and shall not affect the meaning or construction of any of the provisions hereof.

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer this 15th day of December, 1998.

POLYMER SOLUTIONS, INC.

By:
Name

Title: